UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Description of Capital Stock

Below is an updated description of the capital stock of Southwest Airlines Co. (“Southwest”).

DESCRIPTION OF CAPITAL STOCK

General

Southwest is incorporated in the State of Texas. The rights of Southwest’s shareholders are generally covered by Texas law and Southwest’s articles of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of Southwest’s capital stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. Southwest’s articles of incorporation were filed as Exhibit 3.1 to its Annual Report on Form 10-K for the year ended December 31, 2009 and its bylaws were filed as Exhibit 3.1 to its Current Report on Form 8-K filed on November 20, 2009. You are encouraged to read these documents.

Southwest is authorized to issue 2,000,000,000 shares of common stock, $1.00 par value (“Southwest common stock”), of which 747,563,117 shares were outstanding on January 25, 2011. Southwest common stock is traded on the NYSE under the symbol “LUV”. Southwest is not currently authorized to issue shares of preferred stock.

Voting Rights

Holders of Southwest common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or Southwest’s articles of incorporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director.

Dividend Rights

Holders of Southwest common stock are entitled to dividends when, as and if declared by Southwest’s board of directors out of funds legally available therefor.

Liquidation Rights

In the event of liquidation of Southwest, the holders of Southwest common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Certain Business Combination Restrictions

Section 21.606 of the TBOC restricts certain business combinations between Southwest and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of Southwest stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of the voting stock of Southwest that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although Southwest may elect to exclude itself from the restrictions imposed by Section 21.606, its articles of incorporation do not currently do so.

Other

Southwest common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of Southwest common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for Southwest common stock is Wells Fargo Shareowner Services at 161 N. Concord Exchange, South St. Paul, MN 55075.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: February 1, 2011	By:	/s/ Laura H. Wright
	Name:	Laura H. Wright
	Title:	Senior Vice President Finance & Chief Financial Officer (Principal Financial and Accounting Officer)